Exhibit (h) (1)

DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (“Agreement”) is entered into as of [ ], 2020 by and between Stone Ridge Securities LLC, a Delaware limited liability company (“SRS”), and each of the trusts listed on Schedule A attached hereto, as may be amended from time to time, each a Delaware statutory trust (each a “Trust” and, together with SRS, the “Parties” and each, a “Party”).

WHEREAS, each Trust and SRS wishes to enter into an agreement providing for the distribution by SRS of shares of beneficial interest (“Shares”) of each of the series of the Trusts listed on Schedule A attached hereto (each, a “Fund” and, collectively, the “Funds”);

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Parties agree as follows:

1.

Appointment. Each Trust hereby appoints SRS as the principal underwriter of Shares of its corresponding Fund. SRS accepts such appointment and agrees to perform such services as are described in this Agreement.

2.	Services to be Provided by SRS.

(a)

SRS will provide general sales and distribution services in respect of the Shares of the Funds, including reviewing advertising and sales literature and filing such advertising and sales literature with appropriate regulatory authorities; preparing reports, as reasonably requested, to the officers and the board of trustees of each Trust (collectively, the “Trustees”) in respect of the distribution of a Fund’s Shares; providing ongoing monitoring of financial intermediary relationships; and providing such other services as are customarily provided by the principal underwriter and distributor for a closed-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and that has shares registered under the Securities Act of 1933, as amended, subject in each case to such instructions or guidelines as may be specified by the Trustees or officers of a Trust from time to time.

(b)

SRS will have the right, as a principal underwriter, to act as agent in connection with the sale of Shares to investment dealers or to the public against orders therefor at (i) the Initial Purchase Price (as defined and set forth in the current prospectus and statement of additional information (“SAI”) relating to such Shares) during an initial offering period determined by the applicable Trust and (ii) net asset value per Share thereafter, in each case plus any applicable sales charge and as provided in the current prospectus and SAI relating to such Shares. Any applicable sales charge shall be determined in the manner set forth in the then current prospectus and SAI relating to such Shares and as permitted by the 1940 Act and the rules and regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder. The net asset value of the Shares shall be determined in the manner provided in the then current prospectus and SAI relating to such Shares.

(c)	SRS may offer Shares through agreements with broker-dealers, banks and other financial institutions (each an “Intermediary”).

(d)

SRS will also have the right, as a principal underwriter, to sell Shares otherwise subject to a sales charge without such a sales charge, or to permit any Intermediary to sell Shares otherwise subject to a sales charge without such a sales charge, in each case to the extent permitted by the applicable Fund’s prospectus. All such sales shall comply with the provisions of the 1940 Act and the rules and regulations of the SEC promulgated thereunder.

(e)	SRS will promptly transmit any orders received by it for purchase, repurchase, or redemption of the Shares to the applicable Trust or its transfer agent.

(f)

SRS will prepare and deliver such quarterly reports as may be requested by the Trustees. Such reports with respect to a Trust shall be substantially in the form requested by such Trust. If requested by the Trusts, one or more representatives of SRS shall attend meetings of the Trustees.

3.	Obligations of the Trusts.

(a)

Each Trust agrees to execute such documents and to furnish such information as may be necessary to register or qualify the Shares of its corresponding Fund for sale in the states or jurisdictions which SRS may reasonably request. Each Trust shall provide SRS with information regarding which states the Shares may be sold and shall notify SRS of any changes to such information.

(b)

Each Trust shall, with respect to each Fund, make available to SRS copies of each prospectus, statement of additional information, tender or repurchase offer notification, periodic report, financial statement and all other documents and information SRS may reasonably request for use in connection with the distribution of Shares of the Fund.

4.

Repurchase and Redemption of Shares. SRS will act as agent for each Trust in connection with the repurchase and redemption of Shares of its corresponding Fund upon the terms and conditions set forth in such Fund’s then current prospectus and SAI relating to such Shares.

5.

Marketing and Sale of Shares. SRS will, as agent, use best efforts to market and solicit orders for the sale of Shares. SRS does not agree to sell any specific number of Shares. Shares will be sold by SRS only against orders.

6.	Distribution Fees, Sales Charges and Other Compensation.

(a)

SRS, or its assignee, will be entitled to receive payments pursuant to any distribution and/or servicing plan adopted by a Fund, from time to time in effect, in respect of such Fund, in accordance with the terms of any such plan.

(b)	Any sales charges applicable to the sale of Shares of a Fund shall be paid in accordance with the terms of such Fund’s prospectus.

(c)	SRS may also receive any other fees to which SRS may be entitled pursuant to one or more separate agreements with a Fund’s investment adviser or an affiliate thereof.

7.

Expenses. SRS will pay all of its own expenses in performing its obligations hereunder, including all expenses related to the distribution of Shares, provided that a Trust’s investment adviser or an affiliate thereof may separately agree to pay or reimburse SRS for such expenses. SRS shall not be required to pay: (i) expenses of any registration or qualification of the Shares for sale under the federal securities laws and the securities laws of any state or other jurisdiction in which the Shares shall be sold; (ii) the expenses of any reports or acts required by law in connection with such registration or qualification; (iii) the expenses incidental to the issuance of the Shares, such as the cost of stock certificates, issue taxes, and fees of the transfer agent; and (iv) expenses incurred in connection with the preparation, printing and distribution of any report or communication to Fund shareholders.

8.

Rules. SRS will comply with the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares, and SRS shall not be obligated to take any action under this Agreement that would violate the FINRA rules.

9.	Privacy.

Each Party hereto agrees that (i) any nonpublic personal information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”) promulgated under the Gramm-Leach-Bliley Act (the “Act”) disclosed by one Party hereunder to another Party (“Nonpublic Personal Information”) is for the specific purposes of permitting the other Party to perform the services set forth in this Agreement, and (ii) with respect to such Nonpublic Personal Information, the receiving party will comply with Regulation S-P and the Act, as applicable, and will not disclose such Nonpublic Personal Information to any other person, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

10.	Indemnification.

(a)

Each Trust agrees to indemnify and hold harmless SRS and each of its officers, directors, and agents, against any and all losses, claims, damages and liabilities (including reasonable legal and other expenses of defending any actions) arising out of: (i) any untrue or alleged untrue statement of a material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any registration statement, or its corresponding Fund’s prospectus or SAI, annual or other periodic report, proxy statement, repurchase or tender offer notification, or any other document, notice or materials provided by the Trust for distribution by SRS (collectively, “Fund Documents”; unless, such untrue or alleged untrue statement or omission or alleged omission of fact was made in conformity with information given to such Trust by SRS or its agents; or (ii) any material breach by such Trust of this Agreement.

(b)

SRS agrees to indemnify and hold harmless each Trust and its corresponding Fund, and each of such Trust’s officers, Trustees, and agents, against any and all losses, claims, damages and liabilities (including reasonable legal and other expenses of defending any actions) arising out of: (i) any untrue or alleged untrue statement of a material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading contained in such Trust’s Fund Documents only to the extent such untrue or alleged untrue statement or omission or alleged omission of fact was made in conformity with information given to such Trust or its agents by SRS. SRS also agrees to indemnify and hold harmless each Trust and its corresponding Fund against any and all losses, claims, damages and liabilities (including reasonable legal and other expenses of defending any actions) arising out of or based upon any acts, deeds or omissions of SRS (including any employee, agent or sales representative of SRS) that constitute a material breach by SRS of this Agreement.

(c)

The indemnity in this Section shall remain operative and in full force and effect regardless of the expiration or termination of this Agreement but only with respect to statements made, omissions or actions occurring prior to such expiration or termination.

(d)

Nothing contained herein shall relieve either Party of any liability to the other or to any Trust’s shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith, negligence, or reckless disregard in the performance of their obligations and duties under this Agreement.

11.	Amendment.

(a)

This Agreement may be amended with respect to any Trust only if such amendment is approved by SRS and (x) either (i) by action of the Trustees of such Trust or (ii) at a meeting of the shareholders of the affected Fund by the affirmative vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the affected Fund; and (y) by a majority of the Trustees of such Trust who are not interested persons (as defined by the 1940 Act) of such Trust or of SRS and who have no direct or indirect financial interest in the operation of this Agreement or any related plan of distribution (“Independent Trustees”), by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)

Where the effect of a requirement of the 1940 Act which is reflected in any provision of this Agreement is relaxed by a rule, regulation, order or change of interpretive position by the SEC or its staff, whether of special or general application, such provision shall, with the consent of the Parties, be deemed to incorporate the effect of such rule, regulation, order or change of interpretive position.

12.	Notices.

(a)	If to a Trust:

510 Madison Avenue, 21st Floor

New York, New York 10022

Attn: Secretary

Email:  lauren.macioce@stoneridgeam.com

(b)	If to SRS:

Stone Ridge Securities LLC

510 Madison Avenue, 21st Floor

New York, New York 10022

Attn: General Counsel

Email:  srslegalnotices@stoneridgeam.com

13.

Duration and Termination. With respect to each Trust individually, this Agreement shall take effect upon the date first above written and shall remain in full force and effect continuously (unless terminated automatically as set forth in Section 14) until:

(a)

either terminated by such Trust or SRS by not more than sixty (60) days nor less than thirty (30) days’ written notice delivered via email, return receipt requested, or mailed by registered mail, postage prepaid, to the other Party; or

(b)

the continuance of the Agreement, after the first anniversary of this Agreement, is not specifically approved at least annually by (x) either (i) the Trustees of such Trust or (ii) the shareholders of the affected Fund by the affirmative vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the affected Fund, and (y) by a majority of the Independent Trustees, by a vote cast in person at a meeting called for the purpose of voting on such approval. Action by a Trust, with respect to any Fund, under (a) above may be taken either (i) by vote of the Trustees, including a majority of the Independent Trustees, or (ii) by the affirmative vote of a majority of the outstanding voting securities (as defined by the 1940 Act) of the affected Fund. The requirement under this Section 12(b) that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

Termination of this Agreement pursuant to this Section 13 shall be without the payment of any penalty. In addition, a Trust shall be required to make any payments due to SRS hereunder through the date of termination of this Agreement. Upon termination of this Agreement with respect to any Trust, SRS agrees to cooperate in the orderly transfer of distribution duties and shall deliver to such Trust or as otherwise directed by such Trust (at the expense of such Trust) all records and other documents made or accumulated in the performance of its duties for such Trust hereunder.

14.	Assignment. This Agreement shall automatically terminate, with respect to each Trust, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act).

15.	Other Agreements. Nothing in this Agreement shall limit any rights or obligations of the Parties to any agreement between SRS and the Funds’ investment adviser or its affiliates or any Intermediary.

16.

Governing Law. The provisions of this Agreement are to be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State, without regard to the conflicts of laws principles of the State.

17.

Independent Contractor. SRS shall be an independent contractor, and neither SRS nor any of its officers or employees, as such, is or shall be an employee of any Trust. SRS is responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. SRS assumes full responsibility for its agents and employees under applicable law and agrees to pay all employer taxes thereunder. SRS will maintain, at its own expense, insurance against public liability in such an amount as required by the conduct rules or other rules or requirements of the FINRA or other applicable law, rule or regulation.

18.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the Parties need not sign the same counterpart.

19.

Severability. In the event that any provision in this Agreement is determined invalid, void or unenforceable, the provision will be deemed deleted from this Agreement and the remaining provisions of this Agreement will continue in full force and effect. In the event that this Agreement is terminated with respect to one or more Trusts but not all Trusts, this Agreement will continue in full force and effect with respect to each Trust with respect to which such termination does not relate.

20.

Exclusivity. Nothing contained in this Agreement shall prevent SRS, or any affiliated person of SRS, from rendering distribution services to other investment companies or from acting as distributor to other persons, firms or corporations or engaging in other business activities.

[This page intentionally blank]

IN WITNESS WHEREOF, each of the Parties has caused this Distribution Agreement to be signed in its behalf, as of the day and year first above written.

ON BEHALF OF EACH TRUST LISTED ON SCHEDULE A ATTACHED HERETO, SOLELY ON BEHALF OF ITS CORRESPONDING FUND

By:

Name: Lauren D. Macioce
Title: Secretary

STONE RIDGE SECURITIES LLC

By:

Name: Yan Zhao
Title: President

SCHEDULE A

Trusts	Funds
Stone Ridge Longevity Risk Premium Fixed Income Trust 65F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 65F
Stone Ridge Longevity Risk Premium Fixed Income Trust 65M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 65M
Stone Ridge Longevity Risk Premium Fixed Income Trust 66F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 66F
Stone Ridge Longevity Risk Premium Fixed Income Trust 66M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 66M
Stone Ridge Longevity Risk Premium Fixed Income Trust 67F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 67F
Stone Ridge Longevity Risk Premium Fixed Income Trust 67M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 67M
Stone Ridge Longevity Risk Premium Fixed Income Trust 68F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 68F
Stone Ridge Longevity Risk Premium Fixed Income Trust 68M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 68M
Stone Ridge Longevity Risk Premium Fixed Income Trust 69F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 69F
Stone Ridge Longevity Risk Premium Fixed Income Trust 69M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 69M
Stone Ridge Longevity Risk Premium Fixed Income Trust 70F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 70F
Stone Ridge Longevity Risk Premium Fixed Income Trust 70M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 70M
Stone Ridge Longevity Risk Premium Fixed Income Trust 71F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 71F
Stone Ridge Longevity Risk Premium Fixed Income Trust 71M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 71M
Stone Ridge Longevity Risk Premium Fixed Income Trust 72F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 72F
Stone Ridge Longevity Risk Premium Fixed Income Trust 72M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 72M
Stone Ridge Longevity Risk Premium Fixed Income Trust 73F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 73F

Trusts	Funds
Stone Ridge Longevity Risk Premium Fixed Income Trust 73M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 73M
Stone Ridge Longevity Risk Premium Fixed Income Trust 74F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 74F
Stone Ridge Longevity Risk Premium Fixed Income Trust 74M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 74M
Stone Ridge Longevity Risk Premium Fixed Income Trust 75F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 75F
Stone Ridge Longevity Risk Premium Fixed Income Trust 75M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 75M
Stone Ridge Longevity Risk Premium Fixed Income Trust 76F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 76F
Stone Ridge Longevity Risk Premium Fixed Income Trust 76M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 76M
Stone Ridge Longevity Risk Premium Fixed Income Trust 77F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 77F
Stone Ridge Longevity Risk Premium Fixed Income Trust 77M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 77M
Stone Ridge Longevity Risk Premium Fixed Income Trust 78F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 78F
Stone Ridge Longevity Risk Premium Fixed Income Trust 78M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 78M
Stone Ridge Longevity Risk Premium Fixed Income Trust 79F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 79F
Stone Ridge Longevity Risk Premium Fixed Income Trust 79M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 79M
Stone Ridge Longevity Risk Premium Fixed Income Trust 80F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 80F
Stone Ridge Longevity Risk Premium Fixed Income Trust 80M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 80M
Stone Ridge Longevity Risk Premium Fixed Income Trust 81F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 81F
Stone Ridge Longevity Risk Premium Fixed Income Trust 81M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 81M
Stone Ridge Longevity Risk Premium Fixed Income Trust 82F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 82F

Trusts	Funds
Stone Ridge Longevity Risk Premium Fixed Income Trust 82M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 82M
Stone Ridge Longevity Risk Premium Fixed Income Trust 83F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 83F
Stone Ridge Longevity Risk Premium Fixed Income Trust 83M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 83M
Stone Ridge Longevity Risk Premium Fixed Income Trust 84F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 84F
Stone Ridge Longevity Risk Premium Fixed Income Trust 84M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 84M
Stone Ridge Longevity Risk Premium Fixed Income Trust 85F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 85F
Stone Ridge Longevity Risk Premium Fixed Income Trust 85M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 85M